                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-88041) pertaining to the 1994 Stock Option and Incentive Award Plan of The Associated Group, Inc. of our report dated February 27, 1998, with respect to the consolidated financial statements and schedule of The Associated Group, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997.


                                                 ERNST & YOUNG LLP

Pittsburgh, PA
March 27, 1998

                      CONSENT OF INDEPENDENT ACCOUNTANTS


The Board of Directors and Stockholders
Grupo Portatel, S.A. de C.V.:

We consent to the incorporation by reference in the registration statement (No. 33-880841) on Form S-8 of The Associated Group, Inc. of our report dated February 20, 1998, relating to the consolidated balance sheets of Grupo Portatel, S.A. de C.V. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the years in the three-year period ended December 31, 1997 (not presented separately herein), which report appears in this Form 10-K of the Associated Group, Inc.


                                                     KPMG CARDENAS DOSAL, S.C.


                                                     Felipe Lopez Villegas

Merida, Yuc., Mexico
March 27, 1998